Exhibit 23.1

KPMG LLP

2755 Augustine Drive

Suite 701

Santa Clara, CA 95054

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2026, with respect to the consolidated financial statements of Five9, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Santa Clara, California

June 5, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.